Exhibit 10.141

[Execution Copy]

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”) is made as of March 3, 2006 by and between Keystone Automotive Holdings, Inc. (the “Company”) and Robert S. Vor Broker (“Executive,” and together with the Company, the “Parties” and each a “Party”).

WHEREAS, Executive has been employed by the Company under terms set forth in that certain Employment Agreement, dated October 30, 2003, by and between the Parties (the “Employment Agreement”); and

WHEREAS, Executive’s employment with the Company has ended by agreement of the Parties (the “Separation”), effective as of March 1, 2006 (the “Separation Date”); and

WHEREAS, Executive holds options to acquire shares of Class A Common and Class L Common pursuant to that certain Option Agreement, dated May 1, 2004, by and between the Company and Executive (the “Option Agreement”), which was entered into pursuant to the Company’s 2003 Executive Stock Option Plan (the “Plan”); and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Acknowledgment of Separation. The Parties acknowledge and agree that the Separation (i) was effective as of the Separation Date and (ii) represents a termination of Executive’s employment by the Company other than for Cause (as such term is defined in the Employment Agreement).

2. Resignations. Effective as of the Separation Date, Executive voluntarily resigns or otherwise shall cease to hold (i) his position as a member of the board of directors of the Company and as a member of the board of directors of each subsidiary of the Company on which he serves, (ii) his position as the Company’s president and chief executive officer, and (iii) any and all other offices which he holds at the Company or any of its subsidiaries.

3. Executive’s Acknowledgment of Consideration. Executive specifically acknowledges and agrees that certain of the obligations created and payments to be made to him by the Company under this Agreement are promises and payments to which he is not otherwise entitled under any law, the Employment Agreement or any other contract.

4. Payments Upon and After the Separation.

(a) Final Pay. Executive acknowledges that he has received all final wages, minus withholdings, for services performed for the Company through and including the

Separation Date. Furthermore, Executive acknowledges that, subject to Section 4(b) below, any other payments owed to him by the Company are deemed satisfied.

(b) Severance Benefits. Notwithstanding anything in the Employment Agreement to the contrary and in full satisfaction of all obligations of the Company to Executive under Section 4(b)(i) of the Employment Agreement, in connection with the Separation, on the date that is seven (7) days following the date hereof (the seven-day period ending on such date, the “Revocation Period”), but only if Executive has not revoked the Release attached to this Agreement as Exhibit A hereto (the “Release”), Executive shall be entitled to receive the severance benefits described below in paragraphs (i) through (iii), inclusive, of this Section 4(b) (collectively, the “Severance Benefits”). The payment or provision of such benefits by the Company shall not represent any admission or concession by the Company that such benefits are owed to Executive under any agreement or obligation that might be asserted by or on behalf of Executive. Subject to Executive’s performance of his obligations under the Release, this Agreement, including, without limitation, his obligations under Sections 8 and 9 hereof, and his continuing obligations under Sections 5, 6 and 7 of the Employment Agreement, in full satisfaction of the severance obligations described in clause (i) of Section 4(b) of the Employment Agreement:

(i) Severance Pay. Executive shall be entitled to cash severance payments as follows:

(A) promptly following the expiration of the Revocation Period, the Company shall pay to Executive a lump sum amount of $375,000 (which is equal to the amount of Executive’s annual base salary at the rate in effect as of his date of hire); and

(B) on the first anniversary of the Separation Date, the Company shall pay to Executive a lump sum amount of $150,000.

The payments contemplated by this Section 4(b)(i) shall be made by check or wire transfer of immediately available funds and shall be subject to applicable withholding requirements.

(ii) Benefits. During the one-year period ending on the first anniversary of the Separation Date, Executive shall be entitled to continue to participate fully in the disability and life insurance Benefits (as defined in the Employment Agreement) in which he participated as of the Separation Date; provided, that, if for any reason such Benefits cannot be provided to Executive during such period, the Company shall pay to Executive an amount calculated to permit Executive to obtain the same benefits individually, grossed up for tax purposes so that Executive is in the same position as if such Benefits were provided by the Company.

(iii) COBRA and COBRA Premium Payments. Effective as of the Separation Date, as required by the continuation coverage provisions of Section 4980B of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), Executive shall be offered the opportunity to elect continuation coverage under the group medical and dental plan(s) of the Company (“COBRA coverage”); provided, that Executive shall notify the Company

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immediately of any change in his circumstances that would warrant discontinuation of his COBRA coverage and benefits (including but not limited to Executive’s receipt of group medical benefits from any other employer). The Company shall provide Executive with the appropriate COBRA coverage notice and election form for this purpose. The existence and duration of Executive’s rights and/or the COBRA rights of any of Executive’s eligible dependents shall be determined in accordance with Section 4980B of the Code. The Company shall pay the full amount of Executive’s COBRA premiums during the one-year period ending on the first anniversary of the Separation Date.

5. Effect on Existing Options. Executive has been issued certain options (the “Options”) to acquire capital stock of the Company pursuant to the terms and conditions of the Option Agreement and the Plan. Notwithstanding anything to the contrary in the Option Agreement or the Plan, all Options (whether vested and unvested pursuant to the terms of the Option Agreement) shall automatically expire and cease to be exercisable as of the Separation Date. The Parties hereby agree that the Option Agreement is hereby terminated and of no further force and effect.

6. New Options. Executive and the Company, contemporaneously with the execution hereof, have entered into an Option Agreement dated as of the Separation Date (the “New Option Agreement”) pursuant to which Executive has been granted options to acquire capital stock of the Company in replacement of the Options.

7. Effect on Employment Agreement. Except as modified by Section 4 hereof, the Employment Agreement shall remain in full force and effect and binding on Executive. Without limiting the generality of the foregoing, Executive acknowledges that from and after the Separation Date he shall continue to remain bound by the terms and conditions of Sections 5, 6, 7 and 18 of the Employment Agreement.

8. Transition Assistance. Executive shall use commercially reasonable efforts to cooperate with the Company and Executive’s successor on a transition of the office of chief executive officer from Executive to such successor.

9. Consulting Services. During the period beginning on the Separation Date and ending on the first anniversary of the Separation Date, Executive shall provide up to 2 business days a month of consulting services to the Company and its subsidiaries, as reasonably requested by the Company from time to time (the “Consulting Services”). Executive shall perform such consulting services in a diligent, trustworthy and professional manner. It is the express understanding of the Company and Executive that Executive will perform such consulting services as an independent contractor and not as an employee of the Company. In consideration for the provision of the Consulting Services by Executive, on the first anniversary of the Separation Date, if Executive has complied with the terms and conditions of the Release, this Agreement and Sections 5, 6 and 7 of the Employment Agreement, the Company shall pay Executive by check or wire transfer of immediately available funds a lump sum amount of $100,000, less any applicable withholdings.

10. Announcement. The Company and Executive have issued to the Company’s employees a joint announcement of the Separation in the form attached hereto as Exhibit B. Neither

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the Company nor Executive shall make any statement to the Company’s employees or any other person that is inconsistent with such announcement.

11. General Release. In consideration for the Company entering into this Agreement and the performance of its obligations hereunder, Executive agrees, contemporaneously with the execution and delivery by the Company of this Agreement, to execute and deliver to the Company the Release.

12. Effect of Breach. Executive understands that his breach of Section 5, 6 or 7 of the Employment Agreement or any of his obligations under the Release shall eliminate his entitlement to any Severance Benefits under this Agreement, including any such payment already received and, with respect to payments received, Executive shall be required to immediately return any such amounts in the event of a breach.

13. No Conflict of Interest. Executive hereby covenants and agrees that he shall not, directly or indirectly, incur any obligation or commitment, or enter into any contract, agreement or understanding, whether express or implied, and whether written or oral, which would be in conflict with his obligations, covenants or agreements hereunder or which could cause any of his representations or warranties made herein to be untrue or inaccurate.

14. Confidentiality. The Parties agree that the terms and conditions of this Agreement are to be strictly confidential, except that Executive may disclose such terms and conditions to his family, attorneys, accountants, tax consultants, state and federal tax authorities or as may otherwise be required by law. The Company may disclose the terms and conditions of this Agreement as the Company deems necessary to its officers, employees, board of directors, stockholders, insurers, attorneys, accountants, state and federal tax authorities, or as may otherwise be required by law. Executive represents and warrants that he has not discussed, and agrees that except as expressly authorized by the Company he will not discuss, this Agreement, or the circumstances of his Separation with any employee of the Company, and that he will take affirmative steps to avoid or absent himself from any such discussion even if he is not an active participant therein. EXECUTIVE ACKNOWLEDGES THE SIGNIFICANCE AND MATERIALITY OF THIS PROVISION TO THIS AGREEMENT AND HIS UNDERSTANDING THEREOF.

15. Return of Company Property. Executive hereby covenants and agrees to immediately return all items which are the property of the Company and/or which contain Confidential Information (as that term is defined in Section 5 of the Employment Agreement) and, in the case of documents, to return any and all materials of any kind and in whatever medium evidenced.

16. Remedies. Each Party hereby acknowledges and affirms that in the event of any breach by such Party of any of his or its covenants, agreements and obligations hereunder, monetary damages would be inadequate to compensate the Releasee(s) affected thereby. Accordingly, in addition to other remedies which may be available to the Releasees hereunder or otherwise at law or in equity, any Releasee shall be entitled to specifically enforce such covenants, obligations and restrictions through injunctive and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged

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to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

17. Complete Agreement; Inconsistencies. This Agreement and the Release, together with the Employment Agreement, the New Option Agreement and the Plan, in each case, as modified by this Agreement, as applicable, and any other documents referenced herein, constitute the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Agreement and the Release, including the mutual covenants, agreements, acknowledgments and affirmations contained herein and therein, are intended to constitute a complete settlement and resolution of all matters relating to the Separation.

18. No Strict Construction. The language used in this Agreement shall be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction shall be applied against any Party.

19. Non-Admission. Nothing herein shall be deemed or construed to represent an admission by any Releasee of any violation of law or other wrongdoing with respect to any Party.

20. Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient (other than Executive in the case of notice to the Company), or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, on the delivery date set forth in the records of such delivery service or on the fifth day after so deposited in the United States mail, in each case, addressed as follows:

Notices to Executive, to:

Robert S. Vor Broker

7 Sherwood Road

Dallas, Pennsylvania 18612

Facsimile: (570) 674-1127

Notices to the Company, to:

Keystone Automotive Holdings, Inc.

44 Tunkhannock Avenue

Exeter, PA 18643

Attention: Board of Directors

Facsimile: 570-655-8203

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with a copy (which shall not constitute notice to the Company), to:

Kirkland & Ellis

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Eunu Chun

Facsimile: 212-446-4900

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

21. Third Party Beneficiaries. The Company Parties (as defined in the Release) are intended third-party beneficiaries of this Agreement and the Release, and this Agreement and the Release may be enforced by each of them in accordance with the terms hereof and thereof in respect of the rights granted to such Company Parties hereunder and thereunder. Except and to the extent set forth in the preceding sentence, this Agreement is not intended for the benefit of any Person other than the Parties, and no such other Person shall be deemed to be a third party beneficiary hereof.

22. Tax Withholdings. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amounts otherwise payable hereunder to Executive any amounts required to be withheld in respect of federal, state or local taxes.

23. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

24. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect.

25. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

26. Successors and Assigns. The Parties’ obligations hereunder shall be binding upon their successors and assigns. The Parties’ rights and the rights of the other Company Parties shall inure to the benefit of, and be enforceable by, any of the Parties’ and Company Parties respective successors and assigns. The Company may assign all rights and obligations of this Agreement to any successor in interest to the assets of the Company.

27. Amendments and Waivers. No amendment to or waiver of this Agreement or any of its terms shall be binding upon any Party unless consented to in writing by such Party.

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28. Headings. The headings of the Sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend, modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

29. Waiver of Jury Trial. Each of the Parties hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between the Parties relating to the subject matter hereof and thereof. Each of the Parties also waives any bond or surety or security upon such bond which might, but for this waiver, be required of the other party. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. Each of the Parties further represents and warrants that he or it has had an adequate opportunity to consider this waiver and to consult with legal counsel with respect hereto, and that he or it knowingly and voluntarily waives its jury trial rights. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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IN WITNESS WHEREOF, the Parties have executed this Separation Agreement effective as of the date first written above.

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Bryant P. Bynum
Name: Bryant P. Bynum
Title: Chief Financial Officer

/s/ Robert S. Vor Broker
Robert S. Vor Broker

EXHIBIT A

Form of Release

THIS RELEASE (this “Release”) is made as of this      day of             , 2006, by and between Keystone Automotive Holdings, Inc., a Delaware corporation (the “Company”), and Robert S. Vor Broker (“Executive”).

PRELIMINARY RECITALS

A. Executive’s employment with the Company has terminated.

B. Executive and the Company are parties to a Separation Agreement, dated as of February __, 2006 (the “Agreement”).

AGREEMENT

In consideration of the payments due Executive under the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Executive, intending to be legally bound, does hereby, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors and administrators (collectively, the “Executive Parties”) REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, parents, joint ventures, and its and their officers, directors, shareholders, members, managers and employees, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, the “Company Parties”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive or any of the Executive Parties ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of Executive’s initial dealings with the Company to the date of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship with Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq., Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1966, 42 U.S.C. §1981, the Civil Rights Act of 1991, Pub. L. No. 102-166, the Americans with Disabilities Act, 42 U.S.C. §12101 et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621 et seq., the Fair Labor Standards Act, 29 U.S.C. §201 et seq., the National Labor Relations Act, 29 U.S.C. §151 et seq., and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, but not including such claims to payments and other rights provided Executive under the Agreement. This Release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort. Except as specifically provided herein, it is expressly understood and agreed that this Release shall operate as a clear and unequivocal waiver by Executive of any claim for accrued or unpaid wages, benefits or any other type of payment.

2. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of his release of unknown claims and his waiver of statutory protection against a release of unknown claims.

3. Executive agrees that he will not be entitled to or accept any benefit from any claim or proceeding within the scope of this Release that is filed or instigated by him or on his behalf with any agency, court or other government entity.

4. Executive further agrees and recognizes that he has permanently and irrevocably severed his employment relationship with the Company, effective as of the date hereof, that he shall not seek employment with the Company or any affiliated entity at any time in the future, and that the Company has no obligation to employ him in the future.

5. The parties agree and acknowledge that the Agreement, and the settlement and termination of any asserted or unasserted claims against the Company and the Company Parties pursuant to this Release, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company or any of the Company Parties to Executive.

6. Executive certifies and acknowledges as follows:

(a) That he has read the terms of this Release, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE the Company and all Company Parties from any legal action or other liability of any type related in any way to the matters released pursuant to this Release other than as provided in the Agreement and in this Release;

(b) That he has signed this Release voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him and which he acknowledges is in addition to any other benefits to which he is otherwise entitled;

(c) That he has been and is hereby advised in writing to consult with an attorney prior to signing this Release;

(d) That he does not waive rights or claims that may arise after the date this Release is executed or those claims arising under the Agreement with respect to payments and other rights due Executive on the date of, or during the period following, the termination of his Employment;

(e) That the Company has provided him with adequate opportunity, including a period of twenty-one (21) days from the initial receipt of this Release and all other time periods required by applicable law, within which to consider this Release (it being understood by Executive that Executive may execute this Release less than 21 days from its receipt from the Company, but agrees that such execution will represent his knowing waiver of such 21-day consideration period), and he has been advised by the Company to consult with counsel in respect thereof;

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(f) That he has seven (7) calendar days after signing this Release within which to rescind this Release, in writing and delivered to the Company; and

(g) That at no time prior to or contemporaneous with his execution of this Release has he filed or caused or knowingly permitted the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency or other tribunal, any charge, claim or action of any kind, nature and character whatsoever (“Claim”), known or unknown, suspected or unsuspected, which he may now have or has ever had against the Company Parties which is based in whole or in part on any matter referred to in Section 1 above; and, subject to the Company’s performance under this Release, to the maximum extent permitted by law, Executive is prohibited from filing or maintaining, or causing or knowingly permitting the filing or maintaining, of any such Claim in any such forum. Executive hereby grants the Company his perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary to dismiss or discharge any such Claim. Executive further covenants and agrees that he will not encourage any person or entity, including but not limited to any current or former employee, officer, director or stockholder of the Company, to institute any Claim against the Company Parties or any of them, and that except as expressly permitted by law or administrative policy or as required by legally enforceable order he will not aid or assist any such person or entity in prosecuting such Claim.

7. The Company (meaning, solely for this purpose, the Company’s directors and executive officers and other individuals authorized to make official communications on the Company’s behalf) will not disparage Executive or Executive’s performance or otherwise take any action which could reasonably be expected to adversely affect Executive’s personal or professional reputation. Similarly, Executive will not disparage any Company Party or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of any Company Party.

8. Miscellaneous

(a) This Release and the Agreement, and any other documents expressly referenced therein, constitute the complete and entire agreement and understanding of Executive and the Company with respect to the subject matter hereof, and supersedes in its entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Release and including the mutual covenants, agreements, acknowledgments and affirmations contained herein, is intended to constitute a complete settlement and resolution of all matters set forth in Section 1 hereof.

(b) The Company Parties are intended third-party beneficiaries of this Release, and this Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Company Parties hereunder. Except and to the extent set forth in the preceding two sentences, this Release is not intended for the benefit of any Person other than the parties hereto, and no such other person or entity shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application for the benefit of or otherwise in respect of any other employee, officer, director or stockholder, irrespective of any

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similarity between any contract, agreement, commitment or understanding between the Company and such other employee, officer, director or stockholder, on the one hand, and any contract, agreement, commitment or understanding between the Company and Executive, on the other hand, and irrespective of any similarity in facts or circumstances involving such other employee, officer, director or stockholder, on the one hand, and Executive, on the other hand.

(c) The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall otherwise remain in full force and effect.

(d) This Release may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) The obligations of each of the Company and Executive hereunder shall be binding upon their respective successors and assigns. The rights of each of the Company and Executive and the rights of the Company Parties shall inure to the benefit of, and be enforceable by, any of the Company’s, Executive’s and the Company Parties’ respective successors and assigns. The Company may assign all rights and obligations of this Release to any successor in interest to the assets of the Company.

(f) No amendment to or waiver of this Release or any of its terms shall be binding upon any party hereto unless consented to in writing by such party.

(g) ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION HERETO OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

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Intending to be legally bound hereby, Executive and the Company have executed this Release as of the date first written above.

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

By:
Name:
Title:

READ CAREFULLY BEFORE SIGNING

I have read this Release and have been given adequate opportunity, including 21 days from my initial receipt of this Release, to review this Release and to consult legal counsel prior to my signing of this Release. I understand that by executing this Release I will relinquish certain rights or demands I may have against the Company Parties or any of them.

/s/ Robert S. Vor Broker
Robert S. Vor Broker

Witness:

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[Execution Copy]

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is made as of March 3, 2006, by and between Keystone Automotive Holdings, Inc., a Delaware corporation (the “Company”), and Robert Vor Broker (the “Optionee”). Capitalized terms used in this Agreement without definition herein shall have the meaning given to such terms in the Plan (as defined below).

Pursuant to the Company’s 2003 Executive Stock Option Plan (the “Plan”), the Company and Optionee desire to enter into an agreement pursuant to which the Company will grant to Optionee options to acquire 166,351 shares of Class L Common Stock (the “Class L Common”), and options to acquire 1,497,155 shares of Class A Common Stock (the “Class A Common” and, together with the Class L Common, the “Common Stock”), which options will be subject to time vesting (the “Options”). The Options are sometimes hereinafter referred to individually as an “Option” and collectively as the “Options.” The Options granted hereunder are intended to replace in their entirety the stock options granted to the Optionee pursuant to the Option Agreement dated as of May 1 , 2004 by and between the Company and the Optionee, which has been terminated by agreement of the parties.

The parties hereto agree as follows:

1. Stock Options.

(a) Option Grants. The Company hereby grants to Optionee, pursuant to the Plan, Options to purchase (i) 166,351 shares of Class L Common (the “Class L Common Options”) in three separate tranches representing the right to purchase 52,632 shares, 55,401 shares and 58,318 shares, respectively, of Class L Common (such tranches are herein referred to as “Tranche 1 Class L Common Options,” “Tranche 2 Class L Common Options,” and “Tranche 3 Class L Common Options,” respectively) and (ii) 1,497,155 shares of Class A Common (the “Class A Common Options”) in three separate tranches representing the right to purchase 473,684 shares, 498,613 shares and 524,858 shares, respectively, of Class A Common (such tranches are herein referred to as “Tranche 1 Class A Common Options,” “Tranche 2 Class A Common Options,” and “Tranche 3 Class A Common Options,” respectively). The Class A Common Options shall have an exercise price per share as follows: $0.1944 per share for the Tranche 1 Class A Common Options, $0.3889 per share for the Tranche 2 Class A Common Options and $0.5833 per share for the Tranche 3 Class A Common Options (each such exercise price, a “Class A Common Option Price”). The Class L Common Options shall have an exercise price per share as follows: $15.75 per share for the Tranche 1 Class L Common Options, $31.50 per share for the Tranche 2 Class L Common Options and $47.25 per share for the Tranche 3 Class L Common Options (each such exercise price, a “Class L Common Option Price”). The shares issued upon exercise of the Options are referred to herein as the “Option Shares.” The number of Option Shares and each Class A Common Option Price and Class L Common Option Price will be equitably adjusted for any stock split, stock dividend, reclassification or recapitalization of the Company which occurs subsequent to the date of this Agreement.

(b) Exercisability. Notwithstanding any provision to the contrary in the Plan, all Options granted hereunder may be exercised any time prior to their expiration as set forth in Section 1(d) below.

(c) Securities Laws Restrictions. Optionee represents that when Optionee exercises the Options he will be purchasing Option Shares for Optionee’s own account and not on behalf of others. Optionee understands and acknowledges that federal and state securities laws govern and restrict Optionee’s right to offer, sell or otherwise dispose of any Option Shares unless Optionee’s offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Optionee agrees that he will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Optionee further understands that the certificates for any Option Shares Optionee purchases will bear the legend set forth in Section 4 hereof or such other legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.

(d) Expiration. The Options will expire on May 1, 2014; provided, that all unexercised Options shall automatically and immediately expire and cease to be exercisable in the event that, prior to the exercise by Executive thereof, the Executive:

(i) violates the terms of the Separation Agreement, dated as of March 1, 2006, between the Optionee and Company, and the Release executed in connection therewith;

(ii) disparages the Company, its affiliates, subsidiaries, parents, joint ventures, and its and their officers, directors, shareholders, members, managers and employees, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, the “Company Parties”) or otherwise takes any action which could reasonably be expected to adversely affect the personal or professional reputation of any Company Party;

(iii) directly or indirectly owns any interest in, manages, controls, participates in, consults with, renders services for, or in any manner engages in any Competing Business within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses; provided, that (x) nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation, and (y) for purposes of this clause (iii), “Competing Business” means any business activity involving the wholesale distribution of after market specialty automobile parts; or

(iv) directly or indirectly through another person or entity (x) induces or attempts to induce any executive of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interferes with the relationship between the Company or any Subsidiary and any executive thereof, (y) hires any person who was an executive of the Company or any Subsidiary at any time since the date that is one year prior to the Separation Date or (z) induces or attempts to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interferes with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

(e) Rules and Procedures for Exercise. Any exercise of an Option must comply with the terms and conditions respecting exercise set forth in the Plan. Optionee must exercise Class A Common Options to acquire nine shares of Class A Common for every one share of Class L Common acquired through the exercise of Class L Common Options and Class L Common Options to acquire one share of Class L Common for every nine shares of Class A Common acquired through the exercise of Class A Common Options.

(f) Non-Transferability of Option. The Options are personal to Optionee and are not transferable by Optionee. Only Optionee or his estate or heirs is entitled to exercise the Options.

(g) Class L Yield. The Company and Optionee acknowledge and agree that, for all purposes (including for purposes of Section 4(b)(vii) of the Plan and pursuant to the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”)), each share of Class L Common issued upon exercise of a Class L Common Option shall have accrued and unpaid “Yield” (as defined in the Certificate of Incorporation) as of the date of exercise as if such share of Class L Common had been issued on October 30, 2003.

2. Restrictions on Transfer; Other Stockholders Agreement Provisions. Upon exercise of any Option granted hereunder, Optionee, if not already a party thereto, shall execute and deliver to the Company a counterpart to the Stockholders Agreement in form and substance satisfactory to the Company agreeing to be bound by the terms and conditions thereof. Optionee accepts, acknowledges, and agrees that the Option Shares issued upon exercise of any Options is subject to the terms and conditions of the Stockholders Agreement, including the restrictions on transfer contained therein.

3. Additional Restrictions on Transfer.

(a) The certificates representing the Option Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN

OPTION AGREEMENT BETWEEN THE ISSUER (THE “COMPANY”) AND A CERTAIN EMPLOYEE OF THE COMPANY DATED AS OF MARCH 3, 2006, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) No holder of Option Shares may sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

4. Definition of Option Shares. For all purposes of this Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than Optionee (except for the Company or purchasers pursuant to an offering registered under the 1933 Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of a Public Offering (as defined in the Stockholders Agreement)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to Optionee as a holder of Option Shares hereunder. Option Shares will also include shares of the Company’s capital stock issued with respect to shares of Option Shares by way of a stock split, stock dividend or other recapitalization.

5. Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, received by certified mail, return receipt requested, or sent by guaranteed overnight delivery service, to the Investors at the addresses indicated in the Company’s records and to the other recipients at the address indicated below:

If to the Company, to:

Keystone Automotive Holdings, Inc.

c/o Bain Capital NY, LLC

745 Fifth Avenue

New York, NY 10151

Attn: Stephen M. Zide

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Attention: Eunu Chun

If to Optionee, to:

7 Sherwood Road

Dallas, PA 18612

Facsimile: 570-674-1127

with a copy (which shall not constitute notice to Optionee) to:

such person at such address as Optionee may direct the Company in writing,

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

6. Representations and Warranties. In connection with the grant of the Options hereunder, Optionee represents and warrants to the Company that:

(a) This Agreement constitutes the legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms, and the execution, delivery and performance of this Agreement by Optionee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Optionee is a party or any judgment, order or decree to which Optionee is subject.

(b) As an inducement to the Company to grant the Options to Optionee, and as a condition thereto, Optionee acknowledges and agrees that neither the grant of the Options to Optionee nor any provision contained herein shall entitle Optionee to remain or continue in the employment of the Company or its Subsidiaries.

(c) The Company and Optionee acknowledge and agree that, except as otherwise expressly provided in this Agreement, the issuance of the Options and the issuance of any Option Shares upon the exercise of any of the Options is subject to all of the terms and conditions contained in the Plan.

7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Complete Agreement. This Agreement, the Plan and the Separation Agreement embody the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9. Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee and the Company and their respective successors and assigns, provided, that Optionee may not assign any of his rights or obligations, except as expressly provided by the terms of this Agreement.

11. Governing Law. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THE ENFORCEABILITY, VALIDITY AND BINDING EFFECT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

13. Effect of Transfers in Violation of Agreement. The Company will not be required (a) to transfer on its books any shares of Option Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

14. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Optionee.

15. Keystone Automotive Holdings, Inc. 2003 Executive Stock Option Plan. Except as otherwise expressly set forth in this Agreement, the grant of Options and issuance of Option Shares hereunder is pursuant to, and subject to all the terms and conditions of, the Plan, attached hereto as Exhibit A.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

KEYSTONE AUTOMOTIVE HOLDINGS, INC.

By:
Name:
Title:

/s/ Robert Vor Broker
Robert Vor Broker

Exhibit A

Keystone Automotive Holdings, Inc. 2003 Executive Stock Option Plan

(see attached)